UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  May 30, 2014

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 30, 2014, Radius Health, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Solar Capital Ltd. (“Solar”) as collateral agent and a lender and Oxford Finance LLC (together with Solar, the “Lenders”) as a lender, pursuant to which the Lenders agreed to make available to the Company term loans in an aggregate principal amount up to $30 million subject to certain conditions to funding.  An initial term loan was made on May 30, 2014 in an aggregate principal amount equal to $21 million (the “Initial Term Loan”).  The Company is required to make interest-only payments through June 1, 2015, and beginning on July 1, 2015, the Company is required to make payments of principal and accrued interest in equal monthly installments over a term of 36 months.  If the Company consummates any one or more public or private stock offerings, equity raises or strategic partner arrangements resulting in the receipt of aggregate net cash proceeds of at least $65 million on or prior to May 31, 2015, the Company will be permitted  to make interest-only payments through December 1, 2015 rather than July 1, 2015 and, beginning on January 1, 2016, the Company would be required to make payments of principal and accrued interest in equal monthly installments over a term of 30 months.  In addition to the Initial Term Loan, if the Company consummates an initial public offering of the Company’s common stock that results in net cash proceeds to the Company of at least $65 million (the “IPO Condition”), the Company may request an additional term loan in an aggregate principal amount of $9 million (the “Second Term Loan” and together with the Initial Term Loan, the “Term Loans”).  If the Company meets the IPO Condition, the Company may request that the Lenders fund the Second Term Loan no later than December 5, 2014, and the Lenders shall fund the Second Term Loan subject to certain customary conditions to funding, such as no event of default existing at the time of funding.  The Term Loans bear interest per annum at 9.85% plus one-month LIBOR, which is customarily defined.  All principal and accrued interest on the Initial Term Loan and, if funded, the Second Term Loan, are due on June 1, 2018 (the “Maturity Date”).

The Company used approximately $9.3 million of the proceeds from the Initial Term Loan to repay all the amounts owed by the Company under its Loan and Security Agreement, dated as of May 23, 2011, as amended, with General Electric Capital Corporation as agent and the lenders party thereto (the “Prior Loan Agreement”).  Upon repayment of all amounts owed by the Company under the Prior Loan Agreement, all commitments under the Prior Loan Agreement were terminated and all security interests granted by the Company in connection with the Prior Loan Agreement were released.

As security for its obligations under the Loan Agreement, the Company granted a security interest in substantially all of its existing and after-acquired assets except for its intellectual property and certain other customary exclusions.

Upon execution of the Loan Agreement, the Company was obligated to pay a closing fee to the Lenders of $300,000.  In addition, the Company is obligated to pay a fee equal to 4% of the Term Loans funded upon the earliest to occur of the Maturity Date, the acceleration of the Term Loans and the prepayment of all or a portion of the Term Loans.  The Company will also be obligated to pay a prepayment fee if it prepays the Term Loans or the Term Loans are accelerated, in each case prior to the Maturity Date, equal to 3% of the Term Loan being prepaid if prepaid on or prior to May 30, 2015, 2% if prepaid after May 30, 2015 but on or prior to May 30, 2016, and 1% if prepaid after May 30, 2016 but prior to the Maturity Date.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, limits or restrictions on the Company’s ability to incur liens, incur indebtedness, make certain restricted payments, merge, consolidate, make an acquisition, enter into certain licensing arrangements and dispose of certain assets.  In addition, the Loan Agreement contains customary events of default that entitle the Lenders to cause the Company’s indebtedness under the Loan Agreement to become immediately due and payable.  The events of default, some of which are subject to cure periods, include, among others, a non-payment default, a covenant default, the occurrence of a material adverse change, the occurrence of an insolvency, a material judgment default, defaults regarding other indebtedness and certain actions by governmental authorities.  Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 5% per annum will apply to all obligations owed under the Loan Agreement.

On May 30, 2014, pursuant to the Loan Agreement, the Company issued to the Lenders warrants to purchase an aggregate of up to 10,258 shares of the Company’s Series B-2 Convertible Preferred Stock at an exercise price equal to $61.42 per share (the “Warrants”).  The Warrants are immediately exercisable for cash or by net exercise and will expire five years from their issuance.

The foregoing summaries of the Loan Agreement and the Warrants are qualified in their entirety by reference to the full text of the Loan Agreement and the Warrants, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The foregoing description in Item 1.01 above regarding the Loan Agreement and the Prior Loan Agreement is incorporated into this Item 1.02 by reference.  This description is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing description in Item 1.01 above regarding the Loan Agreement is incorporated into this Item 2.03 by reference.  This description is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The foregoing description in Item 1.01 above regarding the Warrants issued pursuant to the Loan Agreement is incorporated into this Item 3.02 by reference. The Warrants were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014

Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
		Name:	B. Nicholas Harvey
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Loan and Security Agreement, dated May 30, 2014, by and among the Company, Solar Capital Ltd. and Oxford Finance LLC

10.2	Warrant to Purchase Stock, dated May 30, 2014, issued by the Company to Oxford Finance LLC

10.3	Warrant to Purchase Stock, dated May 30, 2014, issued by the Company to Oxford Finance LLC

10.4	Warrant to Purchase Stock, dated May 30, 2014, issued by the Company to Solar Capital Ltd.